Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

1.	M/I Financial, LLC, an Ohio limited liability company. M/I Financial, LLC is wholly-owned by the Company.

2.	MHO, LLC, a Florida limited liability company. MHO, LLC is wholly-owned by MHO Holdings, LLC.

3.	M/I Homes Service, LLC, an Ohio limited liability company. M/I Homes Service, LLC is wholly-owned by the Company.

4.	Northeast Office Venture, Limited Liability Company, a Delaware limited liability company. Northeast Office Venture, Limited Liability Company is wholly-owned by the Company.

5.	M/I Title Agency Ltd., an Ohio limited liability company. M/I Title Agency Ltd. is wholly-owned by M/I Financial, LLC.

6.	M/I Homes First Indiana LLC, an Indiana limited liability company. M/I Homes First Indiana LLC is wholly-owned by the Company.

7.	Washington/Metro Residential Title Agency LLC, a Virginia limited liability company. Washington/Metro Residential Title Agency LLC is 70% owned by M/I Financial, LLC.

8.	M/I Homes Second Indiana LLC, an Indiana limited liability company. M/I Homes Second Indiana LLC is wholly-owned by the Company.

9.	M/I Homes of Indiana, L.P., an Indiana limited partnership. M/I Homes Second Indiana LLC owns 99% of M/I Homes of Indiana, L.P.; M/I Homes First Indiana LLC owns the remaining 1% of M/I Homes of Indiana, L.P.

10.	M/I Homes of Florida, LLC, a Florida limited liability company. M/I Homes of Florida, LLC is wholly-owned by the Company.

11.	M/I Homes of Tampa, LLC, a Florida limited liability company. M/I Homes of Tampa, LLC is wholly-owned by M/I Homes of Florida, LLC.

12.	M/I Homes of Orlando, LLC, a Florida limited liability company. M/I Homes of Orlando, LLC is wholly-owned by M/I Homes of Florida, LLC.

13.	M/I Homes of West Palm Beach, LLC, a Florida limited liability company. M/I Homes of West Palm Beach, LLC is wholly-owned by M/I Homes of Florida, LLC.

14.	MHO Holdings, LLC, a Florida limited liability company. MHO Holdings, LLC is wholly-owned by M/I Homes of Florida, LLC.

15.	M/I Homes of Charlotte, LLC, a Delaware limited liability company. M/I Homes of Charlotte, LLC is wholly-owned by the Company.

16.	M/I Homes of Raleigh, LLC, a Delaware limited liability company. M/I Homes of Raleigh, LLC is wholly-owned by the Company.

17.	M/I Homes of DC, LLC, a Delaware limited liability company. M/I Homes of DC, LLC is wholly-owned by the Company.

18.	M/I Homes of Cincinnati, LLC, an Ohio limited liability company. M/I Homes of Cincinnati, LLC is wholly-owned by the Company.

19.	M/I Homes of Central Ohio, LLC, an Ohio limited liability company. M/I Homes of Central Ohio, LLC is wholly-owned by the Company.

20.	The Fields at Perry Hall, L.L.C., a Maryland limited liability company. The Fields at Perry Hall, L.L.C. is wholly-owned by M/I Homes of DC, LLC.

21.	Wilson Farm, L.L.C., a Maryland limited liability company. Wilson Farm, L.L.C. is wholly-owned by M/I Homes of DC, LLC.

22.	TransOhio Residential Title Agency Ltd., an Ohio limited liability company. TransOhio Residential Title Agency Ltd. is wholly-owned by the Company.

23.	K-Tampa, LLC, a Florida limited liability company. K-Tampa, LLC is 50% owned by M/I Homes of Tampa, LLC.

24.	M/I Homes of Chicago, LLC, a Delaware limited liability company. M/I Homes of Chicago, LLC is wholly-owned by the Company.

25.	M/I Homes of Houston, LLC, a Delaware limited liability company. M/I Homes of Houston, LLC is wholly-owned by the Company.

26.	Prince Georges Utilities, LLC, a Maryland limited liability company. Prince Georges Utilities, LLC is wholly-owned by the M/I Homes of DC, LLC.

27.	M/I Homes of San Antonio, LLC, a Delaware limited liability company. M/I Homes of San Antonio, LLC is wholly-owned by the Company.

28.	M/I Homes of Austin, LLC, an Ohio limited liability company. M/I Homes of Austin, LLC is wholly-owned by the Company.

29.	M/I Homes of DFW, LLC a Delaware limited liability company. M/I Homes of DFW, LLC is wholly-owned by the Company.

30.	M/I Title, LLC, a Delaware limited liability company. M/I Title, LLC is wholly-owned by the Company.

31.	M/I Homes of Delaware, LLC, a Delaware limited liability company. M/I Homes of Delaware, LLC is wholly-owned by the Company.

32.	M/I Homes of Minneapolis/St. Paul, LLC, a Delaware limited liability company. M/I Homes of Minneapolis/St. Paul, LLC, is wholly-owned by the Company.

33.	M/I Enterprises, LLC, a Delaware limited liability company. M/I Enterprises, LLC is wholly-owned by the Company.